                          WINSTAR COMMUNICATIONS, INC.

        INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

                                                                                                        PAGE NUMBER
                                                                                                      ---------------
Winstar Communications, Inc. and Subsidiaries Consolidated Financial Statements


Report of Independent Certified Public Accountants..................................................           F-2

Consolidated Balance Sheets as of December 31, 1995 and 1996........................................           F-3

Consolidated Statements of Operations, Year Ended February 28, 1995, Ten Months ended December 31,
  1994 (unaudited), Ten Months ended December 31, 1995 and the Year Ended December 31, 1996.........           F-4

Consolidated Statements of Stockholders' Equity (Deficit), Year Ended February 28, 1995, Ten Months
  ended December 31, 1995 and the Year Ended December 31, 1996......................................           F-5

Consolidated Statements of Cash Flows, Year Ended February 28, 1995, Ten Months ended December 31,
  1995 and the Year Ended December 31, 1996.........................................................           F-8

Notes to Consolidated Financial Statements..........................................................           F-9

Report of Independent Certified Public Accountants on Schedules.....................................          F-31

Schedule II--Valuation and Qualifying Accounts, Year Ended February 28, 1995, Ten Months Ended
  December 31, 1995 and the Year Ended December 31, 1996............................................          F-32

Milliwave Limited Partnership Financial Statements

  Report of Independent Certified Public Accounts....................................................         F-33

  Balance Sheets as of December 31, 1995 and 1996....................................................         F-34

  Statement of Operations, Year Ended December 31, 1996..............................................         F-35

  Statement of Change in Partners' Capital, April 25, 1995 (inception) through December 31, 1995 and
  the Year Ended December 31, 1996...................................................................         F-36

  Statement of Cash Flows, Year Ended December 31, 1996..............................................         F-37

  Notes to Financial Statements......................................................................         F-38

Unaudited Pro Forma Condensed Consolidated Financial Statements

  Unaudited Pro Forma Condensed Consolidated Financial Statements.....................................        F-41

  Unaudited Pro Forma Condensed Consolidated Statement of Operations, Year Ended December 31, 1996....        F-42

  Unaudited Pro Forma Condensed Consolidated Statement of Operations, Three Months Ended
  March 31, 1997......................................................................................        F-43

  Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements............................        F-44


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
  WinStar Communications, Inc.

    We have audited the accompanying consolidated balance sheets of WinStar Communications, Inc. and Subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year ended February 28, 1995, the ten months ended December 31, 1995 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WinStar Communications, Inc. and Subsidiaries as of December 31, 1995 and 1996, and the consolidated results of their operations and their consolidated cash flows for the year ended February 28, 1995, the ten months ended December 31, 1995 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

New York, New York

January 24, 1997, except for the last paragraph of Note 19 as to which the date is May 13, 1997

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                          DECEMBER 31, 1996
                                                                      DECEMBER 31,  -----------------------------
                                                                          1995      HISTORICAL     PRO FORMA
                                                                      ------------  ---------  ------------------
                                                                                                (UNAUDITED, NOTE
                                                                                                       2)
                                                     ASSETS
Current assets
  Cash and cash equivalents.........................................   $  138,007   $  95,490      $   60,573
  Short-term investments............................................       73,595      26,997          26,997
                                                                      ------------  ---------        --------
    Cash, cash equivalents and short-term investments...............      211,602     122,487          87,570
  Investments in equity securities..................................        6,515         688             688
  Accounts receivable, net of allowance for doubtful accounts of
    $684 and $852 respectively......................................        5,836      13,150          13,156
  Inventories.......................................................        1,941       5,009           5,009
  Net assets of discontinued operations.............................        3,321       3,814           3,814
  Prepaid expenses and other current assets.........................        3,315      15,969          10,969
                                                                      ------------  ---------        --------
    Total current assets............................................      232,530     161,117         121,206
Property and equipment, net.........................................       15,063      62,572          63,963
Licenses, net.......................................................       12,556      27,434         167,569
Intangible assets, net..............................................        2,495      12,955          12,955
Deferred financing costs............................................       10,525      10,535          10,535
Other assets........................................................        5,057       4,176           4,176
                                                                      ------------  ---------        --------
        Total assets................................................   $  278,226   $ 278,789      $  380,404
                                                                      ------------  ---------        --------
                                                                      ------------  ---------        --------

                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Current portion of long-term debt.................................   $    3,950   $  19,901      $   19,901
  Accounts payable and accrued expenses.............................       10,771      29,442          29,553
  Current portion of capitalized lease obligations..................        1,325       3,110           3,110
                                                                      ------------  ---------        --------
    Total current liabilities.......................................       16,046      52,453          52,564
Capitalized lease obligations, less current portion.................        6,054      10,846          10,846
Long-term debt, less current portion................................      234,374     265,161         265,161
Deferred income taxes...............................................       --          --              26,500
                                                                      ------------  ---------        --------
    Total liabilities...............................................      256,474     328,460         355,071
                                                                      ------------  ---------        --------
Commitments and contingencies
Stockholders' equity (deficit)
  Preferred stock...................................................          689      --              --
  Common stock, par value $.01; authorized 75,000 shares, issued
    29,708 and 28,989, outstanding 27,201 and 28,989, respectively,
    and pro forma issued and outstanding 32,583 shares..............          297         290             326
  Additional paid-in capital........................................      103,837      75,436         150,404
  Accumulated deficit...............................................      (41,311)   (125,034)       (125,034)
                                                                      ------------  ---------        --------
                                                                           63,512     (49,308)         25,696
  Treasury stock....................................................      (39,678)     --              --
  Deferred compensation.............................................       (1,100)     --              --
  Unrealized loss on marketable equity securities...................         (982)       (363)           (363)
                                                                      ------------  ---------        --------
    Total stockholders' equity (deficit)............................       21,752     (49,671)         25,333
                                                                      ------------  ---------        --------
        Total liabilities and stockholders' equity (deficit)........   $  278,226   $ 278,789      $  380,404
                                                                      ------------  ---------        --------
                                                                      ------------  ---------        --------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                FOR THE
                                                              YEAR ENDED      FOR THE TEN MONTHS       FOR THE
                                                               FEBRUARY       ENDED DECEMBER 31,      YEAR ENDED
                                                                  28,      ------------------------  DECEMBER 31,
                                                                 1995          1994         1995         1996
                                                              -----------  ------------  ----------  ------------
                                                                           (UNAUDITED)
Operating revenues
  Telecommunications services...............................   $  14,909    $   13,420   $   13,137   $   33,969
  Information services......................................         473           193        2,648       14,650
                                                              -----------  ------------  ----------  ------------
Total operating revenues....................................      15,382        13,613       15,785       48,619
                                                              -----------  ------------  ----------  ------------
Operating expenses
  Cost of services and products.............................      12,113         9,398       12,073       38,233
  Selling, general and administrative expenses..............       9,137         7,945       13,617       62,365
  Depreciation and amortization.............................         217           169        1,027        4,501
                                                              -----------  ------------  ----------  ------------
Total operating expenses....................................      21,467        17,512       26,717      105,099
                                                              -----------  ------------  ----------  ------------
Operating loss..............................................      (6,085)       (3,899)     (10,932)     (56,480)

Other income (expense)
  Interest expense..........................................        (375)         (300)      (7,186)     (36,748)
  Interest income...........................................         343           255        2,890       10,515
  Equity in loss of AGT.....................................      (1,109)         (766)        (866)          --
                                                              -----------  ------------  ----------  ------------
Net loss from continuing operations.........................      (7,226)       (4,710)     (16,094)     (82,713)
Net income (loss)...........from discontinued operations....          (4)           92          237       (1,010)
                                                              -----------  ------------  ----------  ------------
Net loss....................................................   $  (7,230)   $   (4,618)  $  (15,857)  $  (83,723)
                                                              -----------  ------------  ----------  ------------
                                                              -----------  ------------  ----------  ------------
Net loss per share from continuing operations...............   $   (0.42)   $    (0.29)  $    (0.71)  $    (2.96)
Net income (loss) per share from discontinued operations....       (0.00)         0.01         0.01        (0.04)
                                                              -----------  ------------  ----------  ------------
Net loss per share..........................................   $   (0.42)   $    (0.28)  $    (0.70)  $    (3.00)
                                                              -----------  ------------  ----------  ------------
                                                              -----------  ------------  ----------  ------------
Weighted average shares outstanding.........................      17,122        16,609       22,770       27,911
                                                              -----------  ------------  ----------  ------------
                                                              -----------  ------------  ----------  ------------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED FEBRUARY 28, 1995

                                 (IN THOUSANDS)

                                                            PREFERRED STOCK
                                        ---------------------------------------------------------------------------
                                                   B                        C                        D
                                        ----------------------  ------------------------  -------------------------
                                          SHARES      AMOUNT      SHARES       AMOUNT       SHARES        AMOUNT
                                        -----------  ---------  -----------  -----------  -----------   -----------
BALANCES AT FEBRUARY 28, 1994........      1.20   $   1,204        0.17    $     173          225        $     900
Issuances of common stock............
Exercise of warrants.................
Conversion of preferred stock........      (0.53)       (533)      (0.17)        (173)        (225)           (900)
Preferred stock dividend.............       0.06          62
Other, net...........................
Net loss.............................
                                            -----   ---------       -----        -----          ---          -----
BALANCES AT FEBRUARY 28, 1995........        0.73   $     733      --        $  --           --          $  --
                                            -----   ---------       -----        -----          ---          -----
                                            -----   ---------       -----        -----          ---          -----


                                              COMMON STOCK       ADDITIONAL                   TOTAL
                                         ----------------------    PAID-IN    ACCUMULATED  STOCKHOLDERS'
                                           SHARES      AMOUNT       CAPITAL      DEFICIT      EQUITY
                                         ---------  -----------  -----------  -----------  -------------
BALANCES AT FEBRUARY 28, 1994........       9,843   $      98    $  20,290    $  (17,946)   $    4,719
Issuances of common stock............       3,714          37        7,967                       8,004
Exercise of warrants.................       6,105          61       12,738                      12,799
Conversion of preferred stock........         485           5        1,601                      --
Preferred stock dividend.............                                                (62)       --
Other, net...........................                                 (13)                         (13)
Net loss.............................                                             (7,230)      (7,230)
                                         ---------       -----   -----------  -----------   -----------
BALANCES AT FEBRUARY 28, 1995........      20,147   $     201    $  42,583    $  (25,238)  $   18,279
                                         ---------       -----   -----------  -----------  ------------
                                         ---------       -----   -----------  ------------ ------------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE TEN MONTHS ENDED DECEMBER 31, 1995

                                 (IN THOUSANDS)

                                                 PREFERRED STOCK
                                 ------------------------------------------------
                                           B                        E                   COMMON STOCK       ADDITIONAL
                                 ----------------------  ------------------------  ----------------------    PAID-IN    ACCUMULATED
                                  SHARES      AMOUNT       SHARES       AMOUNT      SHARES      AMOUNT       CAPITAL      DEFICIT
                                 ---------  -----------  -----------  -----------  ---------  -----------  -----------  ------------
BALANCES AT FEBRUARY 28,
  1995.........................       0.73   $     733       --        $  --          20,147   $     201    $  42,583    $  (25,238)
Issuances of common stock......                                                        4,447          45       10,639
Issuance of preferred stock....                                 932        6,000                                 (360)
Conversions of preferred
  stock........................      (0.15)       (147)        (932)      (6,000)        684           7        6,140
Warrants and common stock
  equivalents issued in
  connection with long-term
  debt and lease financing.....                                                                                   981
Conversion of long-term debt...                                                          539           5        3,410
Preferred stock dividends......       0.11         103                                                                         (216)
Issuance of restricted stock...                                                          150           2        1,236
Amortization of deferred
  compensation.................
WinStar Private Exchange
  Transaction..................                                                        3,741          37       39,641
Unrealized loss on investments
  in marketable equity
  securities...................
Other, net.....................                                                                                  (433)
Net loss.......................                                                                                             (15,857)
                                 ---------  -----------  -----------  -----------  ---------       -----   -----------  ------------
BALANCES AT DECEMBER 31,
  1995.........................       0.69   $     689       --        $  --          29,708   $     297    $ 103,837    $  (41,311)
                                 ---------  -----------  -----------  -----------  ---------       -----   -----------  ------------
                                 ---------  -----------  -----------  -----------  ---------       -----   -----------  ------------

                                                   TREASURY STOCK
                                 --------------------------------------------------
                                                                                                        UNREALIZED LOSS
                                      COMMON STOCK           PREFERRED STOCK B                          ON INVESTMENTS
                                 ----------------------  --------------------------     DEFERRED         IN MARKETABLE
                                   SHARES      AMOUNT       SHARES        AMOUNT      COMPENSATION     EQUITY SECURITIES
                                 -----------  ---------  -------------  -----------  ---------------  -------------------
BALANCES AT FEBRUARY 28,
  1995.........................      --       $  --           --         $  --          $  --              $  --
Issuances of common stock......
Issuance of preferred stock....
Conversions of preferred
  stock........................
Warrants and common stock
  equivalents issued in
  connection with long-term
  debt and lease financing.....
Conversion of long-term debt...
Preferred stock dividends......
Issuance of restricted stock...                                                            (1,238)
Amortization of deferred
  compensation.................                                                               138
WinStar Private Exchange
  Transaction..................      (2,507)    (36,348)       (0.69)       (3,330)
Unrealized loss on investments
  in marketable equity
  securities...................                                                                                 (982)
Other, net.....................
Net loss.......................
                                 -----------  ---------        -----    -----------       -------              -----
BALANCES AT DECEMBER 31,
  1995.........................      (2,507)  $ (36,348)       (0.69)    $  (3,330)     $  (1,100)         $    (982)
                                 -----------  ---------        -----    -----------       -------              -----
                                 -----------  ---------        -----    -----------       -------              -----


                                     TOTAL
                                 STOCKHOLDERS'
                                    EQUITY
                                 -------------
BALANCES AT FEBRUARY 28,
  1995.........................    $  18,279
Issuances of common stock......       10,684
Issuance of preferred stock....        5,640
Conversions of preferred
  stock........................       --
Warrants and common stock
  equivalents issued in
  connection with long-term
  debt and lease financing.....          981
Conversion of long-term debt...        3,415
Preferred stock dividends......         (113)
Issuance of restricted stock...       --
Amortization of deferred
  compensation.................          138
WinStar Private Exchange
  Transaction..................       --
Unrealized loss on investments
  in marketable equity
  securities...................         (982)
Other, net.....................         (433)
Net loss.......................      (15,857)
                                 -------------
BALANCES AT DECEMBER 31,
  1995.........................    $  21,752
                                 -------------
                                 -------------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)




                                         PREFERRED STOCK B         COMMON STOCK       ADDITIONAL
                                        --------------------  ----------------------    PAID-IN    ACCUMULATED
                                         SHARES     AMOUNT     SHARES      AMOUNT       CAPITAL      DEFICIT
                                        ---------  ---------  ---------  -----------  -----------  ------------
BALANCES AT DECEMBER 31, 1995.........       0.69  $     689     29,708   $     297    $ 103,837    $  (41,311)
Issuances of common stock.............                            1,383          14        9,619
Acquisition of treasury shares........
Retirement of treasury shares.........      (0.69)      (689)    (2,657)        (27)     (42,018)
Amortization of deferred
  compensation........................
Conversion of long-term debt..........                              555           6        3,878
Fair value of stock options granted to
  nonemployees and other, net.........                                                       120
Unrealized gain on investments in
  marketable equity securities........
Net loss..............................                                                                 (83,723)
                                        ---------  ---------  ---------       -----   -----------  ------------
BALANCES AT DECEMBER 31, 1996.........     --      $  --         28,989   $     290    $  75,436    $ (125,034)
                                        ---------  ---------  ---------       -----   -----------  ------------
                                        ---------  ---------  ---------       -----   -----------  ------------


                                                         TREASURY STOCK
                                          -----------------------------------------------                  UNREALIZED
                                                                                                           GAIN/ (LOSS)
                                               COMMON STOCK          PREFERRED STOCK B                   ON INVESTMENTS
                                          ---------------------    ----------------------    DEFERRED     IN MARKETABLE
                                           SHARES      AMOUNT      SHARES      AMOUNT    COMPENSATION   EQUITY SECURITIES
                                         ---------   ---------  -----------  ---------  -------------  -----------------
BALANCES AT DECEMBER 31, 1995..........     (2,507)  $ (36,348)      (0.69)  $  (3,330)   $  (1,100)       $    (982)
 Issuances of common stock.............
 Acquisition of treasury shares........       (150)     (3,056)
 Retirement of treasury shares.........      2,657      39,404        0.69       3,330
 Amortization of deferred
  compensation........................                                                       1,100
 Conversion of long-term debt..........
 Fair value of stock options granted to
  nonemployees and other, net.........
 Unrealized gain on investments in
  marketable equity securities........                                                                          619
 Net loss..............................
                                         ---------   ---------       -----   ---------  -------------          -----
 BALANCES AT DECEMBER 31, 1996.........     --       $  --          --       $  --        $  --            $    (363)
                                         ---------   ---------       -----   ---------  -------------          -----
                                         ---------   ---------       -----   ---------  -------------          -----

                                            TOTAL
                                         STOCKHOLDERS
                                            EQUITY
                                          (DEFICIT)
                                         ------------
BALANCES AT DECEMBER 31, 1995..........   $   21,752
 Issuances of common stock.............        9,633
 Acquisition of treasury shares........       (3,056)
 Retirement of treasury shares.........       --
 Amortization of deferred
  compensation........................        1,100
 Conversion of long-term debt..........        3,884
 Fair value of stock options granted to
  nonemployees and other, net.........          120
 Unrealized gain on investments in
  marketable equity securities........          619
 Net loss..............................      (83,723)
                                         ------------
 BALANCES AT DECEMBER 31, 1996.........   $  (49,671)
                                         ------------
                                         ------------


                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                        TEN MONTHS
                                                                          YEAR ENDED      ENDED       YEAR ENDED
                                                                         FEBRUARY 28,  DECEMBER 31,  DECEMBER 31,
                                                                             1995          1995          1996
                                                                         ------------  ------------  ------------
Cash flows from operating activities
  Net loss.............................................................   $   (7,230)   $  (15,857)   $  (83,723)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Net (income) loss from discontinued operations.....................            4          (237)        1,010
    Depreciation and amortization......................................          424         1,117         5,977
    Provision for doubtful accounts....................................          828           855         1,562
    Equity in unconsolidated results of AGT............................        1,109           866        --
    Noncash interest expense...........................................       --             6,151        35,040
    Increase in operating assets:
      Accounts receivable..............................................         (431)       (4,216)       (3,838)
      Inventories......................................................         (371)         (991)       (1,897)
      Prepaid expenses and other current assets........................         (581)       (2,342)      (13,442)
      Other assets.....................................................         (547)         (865)       (1,940)
    Increase in accounts payable and accrued expenses..................        1,123         4,911         9,795
    Net cash provided by (used in) discontinued operations.............          278            90        (1,481)
    Other, net.........................................................           77           179           186
                                                                         ------------  ------------  ------------
Net cash used in operating activities..................................       (5,317)      (10,339)      (52,751)
                                                                         ------------  ------------  ------------

Cash flows from investing activities:
  Investments in and advances to AGT...................................       (7,129)       (5,704)       --
  Decrease (increase) in short-term investments, net...................       --           (73,594)       46,597
  Decrease (increase) in other investments, net........................       --            (7,497)        6,447
  Purchase of property and equipment, net..............................         (789)       (8,138)      (47,842)
  Acquisitions, net....................................................         (679)       --            (2,121)
  Other, net...........................................................       (1,923)         (499)       (1,619)
                                                                         ------------  ------------  ------------
Net cash provided by (used in) investing activities....................      (10,520)      (95,432)        1,462
                                                                         ------------  ------------  ------------

Cash flows from financing activities:
  Proceeds from (repayment of) long-term debt, net.....................         (431)      224,200        (2,778)
  Payment of dividends.................................................       --              (113)       --
  Net proceeds from equity transactions................................       19,067        11,259         6,295
  Proceeds from equipment lease financing..............................       --             6,998         8,345
  Payment of capital lease obligations.................................         (220)         (676)       (2,080)
  Other, net...........................................................         (329)         (785)       (1,010)
                                                                         ------------  ------------  ------------
Net cash provided by financing activities..............................       18,087       240,883         8,772
                                                                         ------------  ------------  ------------
Net (decrease) increase in cash and cash equivalents...................        2,250       135,112       (42,517)
Cash and cash equivalents at beginning of period.......................          645         2,895       138,007
                                                                         ------------  ------------  ------------
Cash and cash equivalents at end of period.............................        2,895       138,007        95,490
Short-term investments at end of period................................       --            73,595        26,997
                                                                         ------------  ------------  ------------
Cash, cash equivalents and short-term investments at end of period.....   $    2,895    $  211,602    $  122,487
                                                                         ------------  ------------  ------------
                                                                         ------------  ------------  ------------

                 See Notes to Consolidated Financial Statements

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

    The consolidated financial statements include the accounts of WinStar Communications, Inc. ("WCI") and its subsidiaries (the "Company"). All material intercompany transactions and accounts have been eliminated in consolidation.

NATURE OF BUSINESS

    The Company is the holder of the largest amount of 38 GHz licenses in the United States and utilizes this position to provide facilities-based telecommunications services. The Company plans to offer a full range of telecommunications services as a Competitive Local Exchange Carrier ("CLEC"), including local, long distance and Internet access services, to small and medium-sized businesses in major metropolitan areas in the United States. The Company also offers a variety of broadband, high-capacity local access and digital network services to telecommunications service providers on a wholesale basis. As a complement to its telecommunications services offerings, the Company produces and distributes information and entertainment content. The Company also operates a nonstrategic consumer products company, WinStar Global Products, ("Global Products") which has been treated as a discontinued operation in these financial statements. The Company's telecommunications services are subject to varying degrees of federal, state and local regulation.

    To capitalize on opportunities in the telecommunications industry, the Company is pursuing a rapid expansion of its telecommunications services, which will require significant amounts of capital to finance capital expenditures and anticipated operating losses. The Company may elect to slow the speed or narrow the scope of this expansion in the event that it is unable to raise sufficient amounts of capital on acceptable terms.

FISCAL YEAR

    The Company changed its fiscal year end from February 28 to December 31, effective January 1, 1996. Accordingly, these financial statements present the year ended February 28, 1995, the ten-month transition period ended December 31, 1995, and the year ended December 31, 1996.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of money market fund investments, short-term certificates of deposit, and commercial paper. Exclusive of cash in banks, cash equivalents at December 31, 1995 and 1996 were $137.4 million and $84.5 million, respectively, and approximate fair value.

SHORT-TERM INVESTMENTS

    Short-term investments are widely diversified and principally consist of certificates of deposit and money market deposits, U.S. government or government agency securities, commercial paper rated "A-1/P-1" or higher, and municipal securities rated "A" or higher with an original maturity of greater than three months and less than six months. Short-term investments are considered held-to-maturity and are stated at amortized cost which approximates fair value. As of December 31, 1995 and 1996, cash, cash equivalents and short-term investments totaled $211.7 million and $122.5 million, respectively.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORIES

    Inventories in the merchandising division are valued at the lower of cost or market, principally using the first-in, first-out method.

    Film inventories include direct and indirect production costs, which are amortized to expense in the proportion that revenue recognized during the year for each film bears to the estimated total revenue to be received from all sources under the individual film forecast method. Management's estimate of forecasted revenues exceeds the unamortized costs on an individual program basis. Such forecasted revenue is subject to revision in future periods if warranted by changing market conditions.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation and amortization are generally computed using the straight-line method over the estimated useful lives of the related assets.

CAPITALIZED INTEREST

    The Company follows the policy of capitalizing interest expense as a component of the cost of its telecommunications equipment constructed for its own use.

LICENSES AND INTANGIBLE ASSETS

    Licenses and intangible assets are being amortized by the straight-line method over their estimated useful lives.

    Goodwill represents the excess of cost over the fair value of assets acquired. The Company's policy is to measure goodwill impairment by considering a number of factors as of each balance sheet date including (i) current operating results of the applicable business, (ii) projected future operating results of the applicable business, (iii) the occurrence of any significant regulatory changes which may have an impact on the continuity of the business, and (iv) any other material factors that affect the continuity of the applicable business. The amortization period for goodwill is determined on a case-by-case basis for each acquisition from which goodwill arises based on a review of the nature of the business acquired as well as the factors cited above (see Note 6).

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Pursuant to SFAS 109, deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities, loss carryforwards and tax credit carryforwards for which income tax benefits are expected to be realized in future years. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that all, or some portion, of such deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    In the telecommunications segment, revenues are recorded upon placing of calls or rendering of other related services. In the information services segment, revenues from film productions are recognized when a program is accepted by the licensee and is available for broadcast. Revenues from the licensing of film productions are recognized when the license period begins and the film is available for broadcast. Revenues from advertising sales are recognized when the related advertising is broadcast. In the merchandising segment, revenues are recorded upon shipment of merchandise. The Company provides for future estimated returns of merchandise at the time of sale.

NET LOSS PER COMMON SHARE

    Net loss per common share is calculated by dividing the net loss by the weighted average number of shares of common stock outstanding. Stock options, warrants and other convertible securities have not been included in the calculation as their inclusion would be antidilutive.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade receivables. Concentration of credit risk with respect to these receivables is generally diversified due to the large number of entities comprising the Company's customer base and their dispersion across geographic areas. The Company routinely addresses the financial strength of its customers and, as a consequence, believes that its receivable credit risk exposure is limited.

    The Company places its cash and investments with relatively few high credit quality financial institutions with approximately $60 million at one institution. As a result, substantially all of the cash, cash equivalents and short-term investments at December 31, 1996 are uninsured.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED FINANCIAL STATEMENTS

    The unaudited consolidated statement of operations for the ten months ended December 31, 1994 is a condensed financial statement in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, the statement omits certain information included in complete financial statements and should be read in conjunction with the information for the year ended February 28, 1995, the ten months ended December 31, 1995 and the year ended December 31, 1996. In the opinion of the Company, the accompanying unaudited consolidated financial statement includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the results of operations for the ten months ended December 31, 1994.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RECLASSIFICATIONS

    Certain prior period amounts have been reclassified to conform to the current period presentation.

NOTE 2--ACQUISITIONS

ACQUISITION OF MILLIWAVE LIMITED PARTNERSHIP AND PRO FORMA BALANCE SHEET

    On January 2, 1997, a subsidiary of the Company merged with the corporate shareholders of Milliwave Limited Partnership ("Milliwave"), a large holder of 38 GHz licenses in the United States, covering 160 million people in more than 80 major markets. The merger consideration paid by the Company to the shareholders of the corporate partners of Milliwave was $116 million ($40.7 million in cash and 3.6 million shares of the Company's common stock, which had an aggregate market value of $75 million). Pursuant to a registration rights agreement, the Company agreed to register such shares of common stock for resale prior to January 1, 1998. The merger was treated as a "purchase" for accounting purposes with the purchase price principally allocated to licenses. In addition, approximately $26.5 million of deferred tax liabilities were recorded in connection with the acquisition, with a corresponding allocation to licenses, which will be amortized on a straight-line basis over 40 years. Milliwave had minimal operations prior to its merger into the Company.

    The unaudited pro forma balance sheet has been prepared as if the Milliwave acquisition had been consummated at December 31, 1996. The pro forma financial information should be read in conjunction with the related historical information and is not necessarily indicative of the results that would have been attained had the transaction actually taken place.

    Unaudited pro forma results of operations, which reflect the combined operations of the Company and Milliwave as if the merger occurred as of January 1, 1996, is as follows:

                                                                               FOR THE YEAR
                                                                                   ENDED
                                                                             DECEMBER 31, 1996
                                                                             -----------------
Operating Revenues.........................................................     $    47,131
Net Loss...................................................................         (91,898)
Net Loss Per Share.........................................................           (2.92)

ACQUISITION OF LOCAL AREA TELECOMMUNICATIONS, INC.

    In October 1996, a subsidiary of the Company acquired certain assets of Local Area Telecommunications, Inc. ("Locate"), comprising its business as a competitive access provider of local digital microwave distribution services and facilities to large corporations and to interexchange and other common carriers. The assets acquired included multiple 38 GHz licenses in the New York metropolitan area. The purchase price for such assets was $17.5 million, which was paid in the form of promissory notes (see Note 7). The acquisition has been accounted for as a "purchase" for accounting purposes, with the majority of the purchase price allocated to licenses, which will be amortized on a straight-line basis over 40 years. The accounts of Locate have been consolidated into the Company's financial statements as of the date of the acquisition.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 2--ACQUISITIONS (CONTINUED)
ACQUISITION OF AVANT-GARDE

    Avant-Garde Telecommunications, Inc. ("Avant-Garde" or "AGT") was a privately held company which held 38 GHz radio licenses granted by the FCC in September 1993. Through July 17, 1995, the Company owned 49% of Avant-Garde, which it acquired for $4.9 million, and accounted for its investment in Avant-Garde under the equity method. For the period from March 1, 1995 to July 17, 1995, and the year ended February 28, 1995, Avant-Garde had net losses of $1.8 million and $2.3 million, respectively. On July 17, 1995, pursuant to the terms of a merger agreement, the Company exchanged 1,275,000 restricted shares of its common stock valued at $5.1 million for the 51% of Avant-Garde that it did not already own. The acquisition of Avant-Garde has been treated as a "purchase" for accounting purposes, with $12.6 million allocated to the licenses acquired, which are being amortized on a straight-line basis over 40 years. The accounts of Avant-Garde have been consolidated into the Company's financial statements as of the date of the acquisition.

OTHER ACQUISITIONS

    During the year ended February 28, 1995, a subsidiary of the Company purchased Non Fiction Films, Inc. ("NFF"), a producer of non-fiction programming for cable television and other media, for $476,000, consisting of $200,000 in cash and 28,572 restricted shares of the Company's common stock. The transaction was treated as a "purchase" for accounting purposes, with the purchase price allocated based on the fair value of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of the net assets acquired, aggregating $495,000, has been recorded as goodwill. The accounts of NFF have been consolidated into the Company's financial statements as of the date of the acquisition.

    During 1996, a subsidiary of the Company acquired 100% ownership or a controlling interest in a number of companies engaged in the production and distribution of entertainment content. These acquisitions were treated as "purchases" for accounting purposes. The aggregate consideration for the acquisitions was approximately $6.4 million, consisting of $4.1 million in cash, $800,000 in notes payable and 100,605 shares of the Company's common stock or share equivalents, valued at $1.5 million. In connection with these purchases, the Company has made commitments to provide, under certain conditions, up to $2.0 million in working capital and is obligated to pay contingent consideration, up to a maximum of $3.5 million, if certain earnings targets are met over the five-year period subsequent to the acquisition. The accounts of the acquired companies have been consolidated with the Company's financial statements as of the date of acquisitions.

    Unaudited results of operations for acquisitions other than Milliwave have not been included because they are not material to the consolidated statement of operations of the Company.

NOTE 3--INVESTMENTS IN MARKETABLE EQUITY SECURITIES

    The Company treats its investments in marketable securities as available for sale securities. As such, they are carried at market value, with the difference between the historical cost (which is determined on a FIFO basis) and the market value reflected in unrealized gains or losses on marketable equity securities, a component of stockholders' equity. During the year ended December 31, 1996, proceeds of $6.4 million were realized on the sale of marketable securities, which were sold at carrying value. At December 31, 1995 and 1996, unrealized losses of $982,000 and $363,000, respectively, were carried in stockholders' equity. The unrealized loss at December 31, 1996 is considered temporary.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 4--INVENTORIES

    Components of inventories are as follows:

                                                                   DECEMBER 31,   DECEMBER 31,
                                                                       1995           1996
                                                                   -------------  ------------
                                                                         (IN THOUSANDS)
Finished goods...................................................    $   1,433     $    1,514
Raw materials....................................................        4,018          7,092
Film inventories.................................................        1,941          5,009
                                                                        ------    ------------
                                                                         7,392         13,615
Less: Global Products - discontinued operation...................       (5,451)        (8,606)
                                                                        ------    ------------
                                                                     $   1,941      $   5,009
                                                                        ------    ------------
                                                                        ------    ------------

NOTE 5--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                  DECEMBER 31,  DECEMBER 31,      ESTIMATED
                                                                      1995          1996         USEFUL LIFE
                                                                  ------------  ------------  ------------------
                                                                        (IN THOUSANDS)
Telecommunications equipment and software.......................   $   15,355    $   58,788   5 to 10 years
Furniture, fixtures and other...................................        1,581         4,577   4 to 5 years
Leasehold improvements..........................................          540         4,979   Life of the lease
                                                                  ------------  ------------
                                                                       17,476        68,344
Less accumulated depreciation and amortization..................       (1,578)       (5,057)
                                                                  ------------  ------------
                                                                       15,898        63,287
Less: Global Products - discontinued operation..................         (835)         (715)
                                                                  ------------  ------------
                                                                   $   15,063    $   62,572
                                                                  ------------  ------------
                                                                  ------------  ------------

NOTE 6--INTANGIBLE ASSETS

    Intangible assets consist of the following:

                                                                      DECEMBER 31,   DECEMBER 31,     ESTIMATED
                                                                          1995           1996        USEFUL LIFE
                                                                      -------------  ------------  ---------------
                                                                            (IN THOUSANDS)
Goodwill............................................................    $   2,953     $   13,904   5 to 20 years
Covenants not to compete and other..................................          708            708   5 to 10 years
                                                                           ------    ------------
                                                                            3,661         14,612
Less accumulated amortization.......................................         (627)        (1,208)
                                                                           ------    ------------
                                                                            3,034         13,404
Less: Global Products - discontinued operation......................         (539)          (449)
                                                                           ------    ------------
                                                                        $   2,495     $   12,955
                                                                           ------    ------------
                                                                           ------    ------------

    Licenses are amortized over a 40-year period, in accordance with industry practice. As of December 31, 1995 and 1996, the value of licenses was $12.6 million and $27.4 million, net of accumulated amortization of $256,000 and $820,000, respectively.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 7--LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1995          1996
                                                                   ------------  ------------
                                                                         (IN THOUSANDS)
Senior Notes Payable (a).........................................   $  153,972    $  176,328
Convertible Notes Payable (a)....................................       76,986        88,164
Other Notes Payable (b)..........................................       11,704        28,899
                                                                   ------------  ------------
Total............................................................      242,662       293,391
Less Current Portion.............................................        3,950        19,901
                                                                   ------------  ------------
                                                                       238,712       273,490
Less: Global Products - discontinued operation...................       (4,338)       (8,329)
                                                                   ------------  ------------
                                                                    $  234,374    $  265,161
                                                                   ------------  ------------
                                                                   ------------  ------------

    a) In October 1995, the Company completed a $225 million private placement of debt securities with institutional investors (the "Debt Placement"). The transaction was structured as a units offering with two components, $150 million of Senior Discount Notes due in 2005 (the "Senior Notes"), and $75 million of Convertible Senior Subordinated Discount Notes due in 2005 (the "Convertible Notes"), convertible at $20.625, a 10% premium over the closing price on October 18, 1995, the day of pricing. Both securities accrue interest at 14% per annum, with no interest payable during the first five years, and principal payable only at maturity in October 2005. After five years, both securities require the payment of interest only, in cash, until maturity. In addition, the Convertible Notes, including accretion thereon, will be automatically converted during the initial five-year period if the market price of the Company's common stock exceeds certain levels for thirty consecutive trading days, ranging from $37.50 per share in the first year to $44.00 per share in the fifth year.

    Under the terms of the Debt Placement, the Company was obligated to consummate an exchange offer with respect to the Senior Notes by April 23, 1996, whereby these notes would be exchanged for new notes (the "New Notes") which would be identical in every respect to the original Senior Notes except that the New Notes would be registered under the Securities Act of 1933. Pursuant to such obligation, the Company filed an offer to exchange the Senior Notes for the New Notes on January 31, 1996, upon which all Senior Notes were subsequently exchanged. The Company was also obligated to, and did, cause to be declared effective a registration statement registering the issuance or resale of the shares underlying the Convertible Notes (the "Conversion Shares") by October 23, 1996. The terms of the Debt Placement also place certain restrictions on the ability of the Company to pay dividends or make other restricted payments, incur additional indebtedness, issue guarantees, sell assets, or enter into certain other specified transactions.

    b) Two of the Company's subsidiaries have collateralized asset-based lending agreements with separate financial institutions aggregating $17 million. Borrowings are limited to varying percentages of accounts receivable and inventory, as defined, and bear interest at rates of .75% to 3%, respectively, in excess of the financial institutions' respective prime lending rates. The terms of such agreements expire in 1999 and 1998, respectively. Such loans are guaranteed by substantially all the assets of the respective subsidiaries, and additionally contain certain limited guarantees of WCI aggregating $5.2 million. At December 31, 1995 and 1996, the aggregate outstanding balances under these agreements were $7.4 million and $9.8 million, respectively.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 7--LONG-TERM DEBT (CONTINUED)
    On October 8, 1996, in connection with the purchase of Locate (see Note 2), the Company issued two promissory notes in the aggregate principal amount of $17.5 million (the "Locate Notes") bearing interest at an annual rate of 8%. Interest on the Locate Notes is payable on a quarterly basis. The Notes are due on the earlier of April 8, 1997, or the day after the date on which the shares into which the Notes may be converted have been registered pursuant to an effective registration statement. The Company may convert the Locate Notes, in whole but not in part, at its election, into that number of shares of the Company's common stock equal to (a) the principal amount and all accrued and unpaid interest on the Locate Notes divided by (b) the average of the closing prices of the Company's common stock for the five days ending on the date on which the Company gives written notice of its decision to convert the Locate Notes. Locate has no rights of conversion. The Company has granted certain registration rights to Locate with respect to such shares of its common stock in the event that the Company elects such conversion. The Company may convert the Locate Notes, and accordingly, in December 1996, the Company filed a registration statement to register such underlying shares. At December 31, 1996, the aggregate amount of the Locate Notes, including accrued interest thereon, was $17.8 million.

    In May 1995, a subsidiary of the Company issued $7.5 million of five year collateralized convertible notes (the "Notes") bearing interest at a rate of 7%, payable semiannually, with all principal due and payable on May 24, 2000. On December 28, 1995, the note holders converted $3.75 million of the convertible notes and accrued interest thereon into 539,255 shares of common stock of the Company, and on November 24, 1996, converted the remaining outstanding Notes of $3.75 million principal amount plus accrued interest thereon into 554,880 shares of common stock of the Company.

    Following are maturities of long-term debt for each of the next five years ending December 31,

                                                                                      (IN
                                                                                  THOUSANDS)
                                                                                 -------------
1997...........................................................................    $  19,901
1998...........................................................................          246
1999...........................................................................        8,561
2000...........................................................................          191
                                                                                 -------------
                                                                                   $  28,899
                                                                                 -------------
                                                                                 -------------

NOTE 8--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of the Company's financial instruments classified as current assets or liabilities, including cash and cash equivalents, short-term investments, accounts and notes receivable, and accounts payable and accrued expenses approximate carrying value, principally because of the short maturity of these items. Marketable equity securities are stated at quoted market value.

    The carrying amounts of the long-term debt payable to financial institutions issued pursuant to two of the Company's subsidiaries' asset-based lending agreements approximate fair value because the interest rates on these agreements change with market interest rates.

    The fair values of capitalized lease obligations approximate carrying value based on their effective interest rates compared to current market rates.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 8--FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    Estimated fair values of the Company's Senior Notes Payable and Convertible Notes Payable are as follows:

                                                            DECEMBER 31, 1995             DECEMBER 31, 1996
                                                       ----------------------------  ----------------------------
                                                       CARRYING AMOUNT   FAIR VALUE  CARRYING AMOUNT   FAIR VALUE
                                                       ----------------  ----------  ----------------  ----------
                                                                             (IN THOUSANDS)
Senior Notes Payable.................................    $    153,972    $  153,972    $    176,328    $  179,455
Convertible Notes Payable............................          76,986        76,986          88,164        94,141

NOTE 9--CAPITAL LEASE OBLIGATIONS

    The Company leases telecommunications and other equipment through various equipment lease financing facilities. Such leases have been accounted for as capital leases in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases."

    Future minimum lease payments on these capital leases are as follows:

                                                                                      (IN
YEAR ENDING DECEMBER 31,                                                          THOUSANDS)
-------------------------------------------------------------------------------  -------------
1997...........................................................................    $   4,727
1998...........................................................................        4,485
1999...........................................................................        4,074
2000...........................................................................        3,065
2001...........................................................................        1,203
                                                                                 -------------
                                                                                      17,554
Less amount representing interest..............................................       (3,570)
                                                                                 -------------
Present value of minimum lease payments........................................       13,984
Less: Global Products - discontinued operation................................          (28)
                                                                                 -------------
                                                                                   $  13,956
                                                                                 -------------
                                                                                 -------------



    The carrying value of assets under capital leases was $8.1 million and $15.9 million at December 31, 1995 and 1996, respectively, and is included in property and equipment. Amortization of these assets is included in depreciation expense.

NOTE 10--COMMITMENTS AND CONTINGENCIES

    A. OPERATING LEASES

    The Company's offices, manufacturing and warehousing facilities, along with various equipment and roof access rights, are leased under operating leases expiring in 1997 through 2006. Certain leases contain escalation clauses based upon increases in the consumer price index.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 10--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Future minimum lease payments on noncancellable operating leases are as follows:

                                                                                      (IN
YEAR ENDING DECEMBER 31,                                                          THOUSANDS)
-------------------------------------------------------------------------------  -------------
1997...........................................................................    $   6,405
1998...........................................................................        5,516
1999...........................................................................        5,201
2000...........................................................................        4,713
2001...........................................................................        4,128
Thereafter.....................................................................       34,903
                                                                                 -------------
                                                                                   $  60,866
                                                                                 -------------
                                                                                 -------------

    Rent expense for the year ended February 28, 1995, the ten month period ended December 31, 1995 and the year ended December 31, 1996 was $500,000, $1 million and $4.4 million, respectively.

    B. EMPLOYMENT CONTRACTS

    Amounts due under employment contracts are as follows:

                                                                                      (IN
YEAR ENDING DECEMBER 31,                                                          THOUSANDS)
-------------------------------------------------------------------------------  -------------
1997...........................................................................    $   3,135
1998...........................................................................        2,026
1999...........................................................................        1,430
2000...........................................................................          305
                                                                                      ------
                                                                                   $   6,896
                                                                                      ------
                                                                                      ------

    C. LITIGATION

    The Company occasionally receives inquiries from state authorities arising with respect to consumer complaints concerning the provision of telecommunications services, including allegations of unauthorized switching of long distance carriers and misleading marketing. The Company believes such inquiries are common in the long distance industry and addresses such inquiries in the ordinary course of business. In December 1996, the Federal Communications Commission ("FCC") and WinStar Gateway Network, Inc. ("WGN") entered into a consent decree which terminated an inquiry by the FCC into any alleged violations of unauthorized carrier conversions through the use of contest programs by certain of WGN's agents. The FCC commended WGN's efforts in identifying the problems caused by these agents and cited its proactive response in implementing self-directed remedial actions as a significant factor leading to the consent decree.

    In June 1996, the Company commenced an action for declaratory judgment against a former officer of WGN, who had notified the Company of his belief that he was entitled to the issuance of certain shares of common stock of the Company (or payment of the cash value thereof) having an aggregate market value in excess of $27 million under the terms of stock options granted to him during his employment with WGN. He has based his beliefs on standard antidilution language contained in his stock option agreement. Such language was designed and intended to adjust the number of shares purchasable thereunder in the event of a merger, capital restructuring or other similar event of the Company. As the Company has never been subject to a merger or capital restructuring, the former officer was immediately notified of the Company's

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 10--COMMITMENTS AND CONTINGENCIES (CONTINUED) belief that his claim was without merit in law or fact. To expedite resolution of these issues, the Company currently is seeking declaratory judgment that it has no obligation to the former officer.

    The Company is also involved in miscellaneous claims, inquiries and litigation arising in the ordinary course of business. The Company believes that these matters, taken individually or in the aggregate, would not have a material adverse impact on the Company's financial position or results of operations.

    D. OTHER

    In connection with the purchase of telecommunications equipment including switches and radios, the Company enters into agreements with the suppliers of such equipment. As of December 31, 1996, the Company's noncancellable purchase commitments under these agreements were approximately $26.4 million.

    In connection with the purchase of three 38 GHz licenses, covering certain geographic areas in the metropolitan areas which include Dallas, Baltimore and Philadelphia, the Company has entered into commitments to pay $498,000 during the year ended December 31, 1997, subject to approval by the FCC of the purchase of the licenses.

NOTE 11--INCOME TAXES

    SFAS No. 109 requires the use of the liability method in accounting for income taxes. Temporary differences and carryforwards that give rise to deferred tax assets and liabilities at are as follows:

                                                                                                     PRO FORMA
                                                                                                        WITH
                                                                                                     MILLIWAVE
                                                                                                      (NOTE 2)
                                                                                                    (UNAUDITED)
                                                                                                    ------------
                                                                       DECEMBER 31,  DECEMBER 31,   DECEMBER 31,
                                                                           1995          1996           1996
                                                                       ------------  -------------  ------------
                                                                                    (IN THOUSANDS)
Deferred Tax Assets:
  Net Operating Loss Carryforward....................................   $   14,700     $  48,218     $   48,218
  Deferred Interest Expense..........................................        1,562        10,417         10,417
  Allowance for Doubtful Accounts....................................        1,025           433            433
  Other..............................................................        1,015           961            961
                                                                       ------------  -------------  ------------
  Gross Deferred Tax Assets..........................................       18,302        60,029         60,029
  Valuation Allowance................................................      (18,000)      (58,586)       (28,087)
                                                                       ------------  -------------  ------------
  Deferred Tax Asset Net of Allowance................................          302         1,443         31,942
                                                                       ------------  -------------  ------------
Deferred Tax Liabilities:
  Depreciation.......................................................         (302)       (1,354)        (1,354)
  Amortization.......................................................       --               (89)       (57,088)
                                                                       ------------  -------------  ------------
  Gross Deferred Tax Liabilities.....................................         (302)       (1,443)       (58,442)
                                                                       ------------  -------------  ------------
Net Deferred Tax Liability...........................................   $   --         $  --         ($  26,500)
                                                                       ------------  -------------  ------------
                                                                       ------------  -------------  ------------

    The federal net operating loss carryforward at December 31, 1996 is approximately $127 million. If not utilized, the net operating loss carryforward will expire in various amounts through the year 2011.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 11--INCOME TAXES (CONTINUED)
Some, if not all, of these losses are subject to a utilization limitation under
Section 382 of the Internal Revenue Code. However, the Company believes that substantially all of such losses will be available to offset future income.

    SFAS No. 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. The valuation allowance at December 31, 1995 and December 31, 1996, primarily pertains to uncertainties with respect to future utilization of net operating loss carryforwards.

    The pro forma net deferred tax liability of $26.5 million was recorded in connection with the acquisition of Milliwave (see Note 2). This deferred tax liability results from the temporary difference between the book and tax basis of the acquired licenses, and relates to the scheduled reversal of the temporary differences through amortization in years 2018 through 2036 that cannot be offset by deferred tax assets existing at January 2, 1997, the date of the Milliwave acquisition.

NOTE 12--STOCKHOLDERS' EQUITY

    COMMON STOCK

    The authorized capital stock of WCI includes 75 million shares of common stock, $.01 par value. The holders of common stock of WCI are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Although the Company has no present intention of paying any dividends, holders of its common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation or dissolution of WCI, holders of its common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of preferred shares. Holders of WCI's common stock have no preemptive rights and have no rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock of WCI.

    PREFERRED STOCK

    The authorized capital stock of the Company includes 15 million shares of preferred stock, $.01 par value, which may be issued from time to time in one or more series upon authorization by the Company's Board of Directors. As of December 31, 1996, there are no shares of preferred stock outstanding. The Board of Directors, without further approval of the stockholders, is authorized to fix the rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock.

    In April 1995, the Company completed a private placement of 932,040 shares of Series E Convertible Preferred Stock ("Preferred Stock E") at a price of $6.4375 per share, for gross proceeds of $6 million. Preferred Stock E holders were entitled to dividends at the rate of 9% per annum, payable quarterly beginning on June 30, 1995. During the ten month period ended December 31, 1995, the entire 932,040 shares of Preferred Stock E were converted into 634,228 shares of common stock.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 12--STOCKHOLDERS' EQUITY (CONTINUED)
    TREASURY STOCK

    Included in treasury stock at cost at December 31, 1995 were 2,506,763 shares of common stock and 689 shares of Preferred Stock B which were acquired in the Private Exchange transaction and retired during 1996 (see Note 14).

NOTE 13--STOCK OPTIONS AND STOCK PURCHASE WARRANTS

    In 1990, the Board of Directors adopted a non-qualified common stock incentive plan, as amended, pursuant to which options to purchase an aggregate of 150,000 shares of common stock may be granted to key employees of the Company as selected by the Board of Directors. The exercise price for shares covered by options granted pursuant to this plan will not be less than the fair market value of the shares on the date of the grant. In 1992, the Board of Directors adopted and stockholders approved the 1992 Performance Equity Plan ("1992 Plan"), which authorizes the granting of awards up to 1 million shares of common stock to the Company's key employees, officers, directors and consultants. In 1996, the Board of Directors adopted and the stockholders approved an increase in the number of shares available for grant under this plan to 1.5 million. Awards consist of stock options (both non-qualified options and options intended to qualify as "incentive" stock options under the Internal Revenue Code), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards. The plan provides for automatic issuance of 10,000 stock options annually to each director on January 13, at the fair market value at that date, subject to availability. In June 1995, the Board of Directors adopted the 1995 Performance Equity Plan ("1995 Plan") which was approved by the stockholders of the Company at the Annual Meeting of Stockholders in September 1995. The 1995 Plan authorizes the granting of awards of up to 1.5 million shares of the Company's common stock to the Company's key employees, officers, directors and consultants. The 1995 Plan is similar to the 1992 Plan, except that the 1995 Plan does not allow for annual automatic annual director grants. In 1996, the Board of Directors and the stockholders approved an increase in the number of shares available for grant to 3.5 million. In addition to these three plans, the Company has granted options to certain individuals not under any plan. The options are exercisable over a period ranging from immediately to four years, depending on option terms.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 13--STOCK OPTIONS AND STOCK PURCHASE WARRANTS (CONTINUED)
    The following table summarizes option activity for the year ended December 31, 1996, the ten-month period ended December 31, 1995, and the year ended February 28, 1995.


                                                                                                   WEIGHTED AVERAGE
                                                                               NUMBER OF OPTIONS    EXERCISE PRICE
                                                                              -------------------  -----------------
                                                                                (IN THOUSANDS)
Balance, February 28, 1994..................................................           5,018           $    2.08
  Granted...................................................................           2,851                5.76
  Exercised.................................................................          (1,390)               2.36
  Canceled..................................................................            (330)               6.06
                                                                                      ------
Balance, February 28, 1995..................................................           6,149                3.85
  Granted...................................................................           3,896                9.13
  Exercised.................................................................          (2,092)               2.35
  Canceled..................................................................            (708)               3.21
                                                                                      ------
Balance, December 31, 1995..................................................           7,245                6.90
  Granted...................................................................           4,057               18.55
  Exercised.................................................................            (921)               6.00
  Canceled..................................................................            (669)              12.72
                                                                                      ------
Balance, December 31, 1996..................................................           9,712           $   11.43
                                                                                      ------
                                                                                      ------

    As of December 31, 1996, options outstanding for 3.8 million shares were exercisable at prices ranging from $1.50 to $31.13, and the weighted remaining contractual life was 4.6 years.

    The following table summarizes option data as of December 31, 1996:

                                                                                                                         WEIGHTED
                                                NUMBER         WEIGHTED AVERAGE                            NUMBER        AVERAGE
                                            OUTSTANDING AS         REMAINING        WEIGHTED AVERAGE   EXERCISEABLE AS   EXERCISE
RANGE OF EXERCISE PRICES                      OF 12/31/96      CONTRACTUAL LIFE      EXERCISE PRICE      OF 12/31/96       PRICE
------------------------------------------  ---------------  ---------------------  -----------------  ---------------  -----------
                                            (IN THOUSANDS)                                             (IN THOUSANDS)



$1.50 - $6.00.............................         3,260                 3.5            $    4.20             2,766      $    3.97
$6.06 - $15.88............................         3,255                 4.5                10.59             1,031           9.21
$16.00 - $31.13...........................         3,197                 5.4                19.66               466          18.69
                                                   -----                                                      -----
$1.50 - $31.13............................         9,712                 4.5            $   11.43             4,263      $    6.85
                                                   -----                                                      -----
                                                   -----                                                      -----

    Compensation cost charged to operations, which the Company records for options granted to non-employees, was $150,000 and $0 in the year ended December 31, 1996 and the ten months ended December 31, 1995, respectively.

    The Company measures compensation in accordance with the provisions of APB Opinion No. 25 in accounting for its stock compensation plans. Accordingly, no compensation cost has been recorded for options granted to employees or directors in the year ended December 31, 1996 or the ten months ended

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 13--STOCK OPTIONS AND STOCK PURCHASE WARRANTS (CONTINUED)
December 31, 1995. The fair value of each option granted has been estimated on the grant date using the Black-Scholes Option Valuation Model. The following assumptions were made in estimating fair value:

Dividend Yield...................................................  0%
Risk-Free Interest Rate..........................................  6.0%
Expected Life after Vesting Period
  - Directors and Officers.......................................  2.0 Years
  - Others.......................................................  0.5 Years
Expected Volatility..............................................  66.88%

    Had compensation cost been determined under FASB Statement No. 123, net loss and loss per share would have been increased as follows:

                                                              TEN MONTHS ENDED    YEAR ENDED
                                                                DECEMBER 31,     DECEMBER 31,
                                                                    1995             1996
                                                              -----------------  ------------
                                                                      (IN THOUSANDS)
Net Loss
  As reported...............................................     $   (15,857)     $  (83,723)
  Pro forma for FASB No. 123................................         (21,795)        (98,765)

Loss Per Share
  As reported...............................................           (0.70)          (3.00)
  Pro forma for FASB No. 123................................     $     (0.96)     $    (3.54)

    The weighted average fair value of options granted during 1996 was $18.78 per share.

    During the initial phase-in period of FASB Statement No. 123, such compensation expense may not be representative of the future effects of applying this statement.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 13--STOCK OPTIONS AND STOCK PURCHASE WARRANTS (CONTINUED)

    Warrants to purchase the Company's common stock were issued as follows (warrants in thousands):

                                                  YEAR ENDED                 10 MONTHS ENDED                    YEAR ENDED
                                              FEBRUARY 28, 1994             DECEMBER 31, 1995               DECEMBER 31, 1996
                                          --------------------------  ------------------------------  ------------------------------
                                           WARRANTS     PRICE/SHARE     WARRANTS       PRICE/SHARE      WARRANTS       PRICE/SHARE
                                          -----------  -------------  -------------  ---------------  -------------  ---------------
Beginning Balance.......................       5,836   $  0.67-$3.75       --              --             400        $  12.00-$13.00
Warrants Issued.........................       1,041   $  2.24-$3.75      400        $  12.00-$13.00       --              --
Warrants Exercised......................      (6,568)  $  0.67-$3.75       --              --              --              --
Warrants Expired........................        (309)  $  3.00-$3.75       --              --              --              --
                                          -----------                     ---                             ---
Ending Balance..........................      --                          400        $  12.00-$13.00      400        $  12.00-$13.00
                                          -----------                     ---                             ---
                                          -----------                     ---                             ---

NOTE 14--RELATED PARTY TRANSACTIONS

SERVICES AGREEMENTS

    In connection with the Company's merger with Milliwave, the Company entered into a Services Agreement with Milliwave in June 1996. Under the Services Agreement, a subsidiary of the Company installed radio links and managed Milliwave's communications network. Total fees under the Services Agreement and equipment sales paid by Milliwave to the Company were $1.5 million through December 31, 1996.

    In connection with the Company's purchase of certain assets of Locate, the Company entered into a Services Agreement with Locate in April 1996. Under the Agreement, the Company provided consulting services to Locate regarding the operation of Locate's business. During the year ended December 31, 1996, Locate paid the Company approximately $352,000 under the Services Agreement.

MANAGEMENT AGREEMENT

    The Company and WinStar Services, a wholly owned subsidiary of WinStar Companies, a corporation of which two of the Company's directors are principal officers and stockholders, were parties to a five-year management agreement which provided, as amended, that WinStar Services would render financial, advisory and management services in connection with the capital, acquisition and planning needs of the Company. During the year ended February 28, 1995, an aggregate of $254,560 was paid to WinStar Services by the Company as management fees and reimbursement of expenses. Additionally, the Company paid $481,039 in cash and issued notes amounting to $481,038 in payment of contingent performance fees to WinStar Services during the year ended February 28, 1995. These contingent performance fees related to specific debt and equity financing and investment transactions in excess of $33.6 million. During the year ended February 28, 1995, all such notes were satisfied when they were used to pay for the exercise of warrants and stock options held by WinStar Services and its affiliates. See "Private Exchange Transaction" below.

    The management agreement was terminated as of February 28, 1995.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 14--RELATED PARTY TRANSACTIONS (CONTINUED)
PRIVATE EXCHANGE TRANSACTION

    On November 29, 1995, the Company acquired, in exchange for the issuance of 3,741,224 shares of its common stock ("Private Exchange"), substantially all of the assets of WinStar Companies, whose assets consisted of (i) all the outstanding capital stock of WinStar Services and WinStar Venture, two wholly owned subsidiaries of WinStar Companies, and (ii) 389,580 shares of the Company's common stock owned by WinStar Companies. The sole assets of WinStar Services and WinStar Venture were 2,117,183 shares of the Company's common stock and other securities of the Company that were exercisable or convertible into 1,429,633 shares of the Company's common stock. Accordingly, the Company issued 3,741,224 shares of the Company's common stock and, in exchange, acquired 3,936,396 shares of common stock and common stock equivalents. All of the Company's common stock and certain of the common stock equivalents received in the Private Exchange were included in Treasury Stock at December 31, 1995 and were retired in 1996. WinStar Companies, WinStar Services and WinStar Venture had no liabilities at the time of the closing of the Private Exchange other than a liability previously assumed by the Company or liabilities for which the Company is being indemnified. No claims for any liabilities have been received by the Company.

    The new shares of the Company's common stock issued in the Private Exchange represented that number of shares which had an aggregate market value based upon the average of the closing sale price of the Company's common stock on the 30 trading days preceding November 15, 1995, the date as of which the exchange agreement regarding the above-described transaction was executed, equal to the market value of the Company's common stock (i) transferred by WinStar Companies to the Company, (ii) owned by WinStar Services and WinStar Venture and (iii) underlying certain other securities of the Company owned by WinStar Services and WinStar Venture which were convertible into or exercisable for shares of the Company's common stock, less the aggregate exercise price of such latter securities.

    The stockholders of WinStar Companies included several of the Company's current executive officers and directors. Simultaneously with the Private Exchange, WinStar Companies was dissolved and the new shares issued in the Private Exchange were issued directly to the stockholders of WinStar Companies in proportion to their equity ownership of WinStar Companies.

    The Private Exchange was considered and approved by a special committee of independent and disinterested directors of the Company and an opinion from an independent investment banking firm that the Private Exchange was fair to the Company and its stockholders was obtained in connection with the Private Exchange.

SGC CONSULTING AGREEMENT

    In November 1993 and as subsequently amended, the Company entered into a consulting agreement with SGC Services ("SGC"), a telecommunications consulting firm pursuant to which SGC received a monthly fee of $17,500 and options to purchase 175,000 shares of the Company's common stock. The President and Director of SGC is currently a Director and employee of the Company. Under this consulting agreement, SGC was entitled to receive a cash fee equal to 5% of the consideration paid in connection with certain transactions introduced to the Company by SGC.

    In connection with investments by the Company in Avant-Garde and The Winning Line, Inc. ("TWL"), a producer of sports-related radio programming, both of which businesses were introduced to the Company by SGC, SGC was paid fees by Avant-Garde and by TWL. Additionally, in connection with

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 14--RELATED PARTY TRANSACTIONS (CONTINUED) the Company's acquisition of its equity interest in Avant-Garde, such Director was paid a fee by the principal of Avant-Garde equal to 4.0% of the total consideration received by such principal from the Company in connection with the acquisition. The Company paid no fees to SGC in connection with such transactions, but the fees received by SGC and such Director from Avant-Garde and TWL were credited against the monthly fees payable to SGC by the Company.

    Fees and expenses paid to SGC during the year ended February 28, 1995 were $119,000. The consulting agreement was terminated in January 1995 in connection with the execution of such Director's employment agreement with the Company.

AGREEMENT WITH ITC GROUP, INC.

    In May 1994, the Company, WinStar Wireless, Inc. ("WWI") and ITC Group, Inc. ("ITC"), a telecommunications consulting firm, entered into a two-year agreement pursuant to which ITC advised the Company on the operations of its telecommunications business. ITC, together with the management and employees of WWI, developed and implemented a two-year operating plan for the Company's wireless telecommunications business. Pursuant to the terms of the consulting agreement, ITC made its consultants available to the Company and its subsidiaries. The Company paid ITC an annual base consulting fee of $700,000 for the services of a core management team, as well as supplemental fees at agreed upon rates for additional consulting services rendered by ITC as necessary from time to time. Under the terms of the agreement, ITC provided up to 12 consultants at any given time. During the year ended February 28, 1995 and through September 1995, ITC was paid $1.5 million and $1 million, respectively, in fees and expenses in connection with the consulting agreement, the Company granted options to purchase an aggregate of 500,000 shares of its common stock for $4.41 per share to certain consultants of ITC.

    Effective September 5, 1995, ITC's President became President and Chief Operating Officer of the Company and certain core management personnel previously provided by ITC also became employees. Concurrently, ITC ceased providing services to the Company under the consulting agreement, and the Company's obligation to pay any future compensation to ITC under such agreement was terminated.

NOTE 15--SUPPLEMENTAL CASH FLOW INFORMATION

    Cash paid for interest during the year ended February 28, 1995, the ten months ended December 31, 1995, and the year ended December 31, 1996 was $621,000, $1.3 million and $2.1 million, respectively. During the year ended December 31, 1996, the Company capitalized $300,000 of interest incurred in connection with the buildout of its telecommunications network. No interest was capitalized in the ten months ended December 31, 1995 or the year ended February 28, 1995.

    During the year ended February 28, 1995, the Company completed the following material noncash transactions: (i) the conversion of the Series D and Series E Warrants through the assignment of notes payable and accrued interest; (ii) the satisfaction of approximately $600,000 in notes payable through the exercise of stock options; (iii) conversions of Preferred Stock Series B, C, and D; (iv) the acquisition of approximately $740,000 in property and equipment through various capitalized leases; and (v) the issuance of 28,572 shares of its common stock valued at $200,000, in connection with an acquisition.

    During the ten months ended December 31, 1995, the Company completed the following material noncash transactions: (i) the conversion of $3.75 million of convertible notes plus accrued interest thereon; (ii) the conversion of Preferred Stock Series E; (iii) the acquisition of approximately $7.5 million in

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 15--SUPPLEMENTAL CASH FLOW INFORMATION (CONTINUED) property and equipment through various capitalized leases; (iv) the Private Exchange transaction (see Note 14); (v) the settlement of the Company's placement expenses from the gross proceeds of the Debt Placement; and (vi) the acquisition of Avant-Garde.

    During the year ended December 31, 1996, the Company completed the following material noncash transactions: (i) the conversion of $3.75 million of convertible notes plus accrued interest; (ii) the acquisition of $8.6 million in property and equipment through various capitalized leases; (iii) the issuance of 100,605 shares and share equivalents, with a value of $1.5 million, and $800,000 in notes payable in connection with certain acquisitions (see Note 2); (iv) the issuance of $17.5 million in notes payable for the acquisition of Locate; and
(v) the acceptance of 150,000 shares of the Company's common stock for payment of stock options exercised. Depreciation and amortization includes amortization of deferred compensation.

NOTE 16--ADVERTISING COSTS

    Advertising costs are charged to operations when the advertising first takes place. Advertising expense for the year ended February 28, 1995, the ten months ended December 31, 1995, and the year ended December 31, 1996 was approximately $200,000, $500,000 and $4.3 million, respectively.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 17--BUSINESS SEGMENTS

    The Company's continuing business segments are telecommunications and information services. The following table is a summary of these segments for the year ended February 28, 1995, the ten months ended December 31, 1995 and the year ended December 31, 1996:

                                                                      TOTAL
                                                                   CONTINUING                CONSOLIDATED  DISCONTINUED
                                      TELECOMMUNI-   INFORMATION    BUSINESS      GENERAL     CONTINUING   OPERATION -
                                         CATIONS      SERVICES      SEGMENTS     CORPORATE    OPERATIONS   MERCHANDISING
                                      -------------  -----------  -------------  ----------  ------------  --------------
                                                                        (IN THOUSANDS)
For the year ended February 28, 1995
Net sales...........................   $    14,909    $     473    $    15,382   $   --       $   15,382     $   10,183
Operating income (loss).............        (4,984)        (157)        (5,141)        (944)      (6,085)           216
EBITDA..............................        (4,560)        (150)        (4,710)        (930)      (5,640)           461
Depreciation and amortization.......           392            7            399           14          413            245
Capital expenditures................         1,329            4          1,333          196        1,529            287
Identifiable assets at February 28,
  1995..............................   $    14,594    $   4,219    $    18,813   $    3,785   $   22,598     $    6,911

For the ten months ended December
  31, 1995
Net sales...........................   $    13,137    $   2,648    $    15,785   $   --       $   15,785     $   13,986
Operating income (loss).............        (7,288)         217         (7,071)      (3,861)     (10,932)           681
EBITDA..............................        (6,358)         241         (6,117)      (3,758)      (9,875)           923
Depreciation and amortization.......           930           24            954          104        1,058            242
Capital expenditures................         7,458           14          7,472          651        8,123            529
Identifiable assets at December 31,
  1995..............................   $    36,998    $  20,195    $    57,193   $  217,711   $  274,904     $   10,459
For the year ended December 31, 1996
Net sales...........................   $    33,969    $  14,650    $    48,619   $   --       $   48,619     $   19,429
Operating loss......................       (43,698)      (1,409)       (45,107)     (11,373)     (56,480)           (42)
EBITDA..............................       (39,206)        (890)       (40,096)      (9,796)     (49,892)           294
Depreciation and amortization.......         3,831          469          4,300          202        4,502            330
Capital expenditures................        46,632          701         47,333          509       47,842            119
Identifiable assets at December 31,
  1996..............................   $   101,380    $  30,133    $   131,513   $  143,462   $  274,975     $   15,248

------------------------

EBITDA represents operating income (loss) plus interest, taxes, depreciation and amortization.

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 18--QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

    The unaudited quarterly financial data for 1996 for the Company is as follows:

                                                                                 QUARTER ENDED
                                                               --------------------------------------------------
                                                                MARCH 31    JUNE 30    SEPTEMBER 30  DECEMBER 31
                                                               ----------  ----------  ------------  ------------
                                                                                 (IN THOUSANDS)
Operating revenues
  Telecommunications services................................  $   10,217  $   10,356   $    7,384    $    6,012
  Information services.......................................         771       2,652        4,056         7,171
                                                               ----------  ----------  ------------  ------------
    Total operating revenues.................................      10,988      13,008       11,440        13,183
                                                               ----------  ----------  ------------  ------------
Operating expenses
  Cost of services and products..............................       6,678       9,175        9,250        13,130
  Selling, general and administrative expenses...............       8,845      14,401       15,816        23,303
  Depreciation and amortization..............................         492         679        1,158         2,172
                                                               ----------  ----------  ------------  ------------
    Total operating expenses.................................      16,015      24,255       26,244        38,605
                                                               ----------  ----------  ------------  ------------
Operating loss...............................................      (5,027)    (11,247)     (14,784)      (25,422)

Other expense
  Interest expense...........................................       8,643       9,007        9,045        10,053
  Interest income............................................      (3,108)     (2,664)      (2,570)       (2,173)
                                                               ----------  ----------  ------------  ------------
Net loss from continuing operations..........................     (10,562)    (17,590)     (21,259)      (33,302)
Discontinued operations......................................        (137)       (526)          47          (394)
                                                               ----------  ----------  ------------  ------------
Net loss.....................................................  $  (10,699) $  (18,116)  $  (21,212)   $  (33,696)
                                                               ----------  ----------  ------------  ------------
                                                               ----------  ----------  ------------  ------------
Net loss per share from continuing operations................  $    (0.39) $    (0.63)  $    (0.76)   $    (1.17)
Net (loss) income per share from discontinued operations.....  $    (0.00) $    (0.02)  $     0.01    S    (0.01)
                                                               ----------  ----------  ------------  ------------
Net loss per share...........................................  $    (0.39) $    (0.65)  $    (0.75)   $    (1.18)
                                                               ----------  ----------  ------------  ------------
                                                               ----------  ----------  ------------  ------------
Weighted average shares outstanding..........................      27,214      27,720       28,133        28,553
                                                               ----------  ----------  ------------  ------------
                                                               ----------  ----------  ------------  ------------

    The financial data presented above reflects certain reclassifications from the amounts presented in the Company's filings on form 10-Q for the periods ending March 31, June 30 and September 30, 1996. The reclassifications principally relate to the breakout of revenues by operating segment and the reclassification of certain telecommunication network costs from the selling, general and administrative caption to the cost of services and products caption.

NOTE 19--SUBSEQUENT EVENTS TO DECEMBER 31, 1996

AGREEMENT TO PURCHASE ADDITIONAL LICENSES (UNAUDITED)

    On January 28, 1997, the Company executed agreements to acquire 47 additional 38 GHz licenses, subject to FCC approval. The total purchase price for the licenses will be $16 million, payable in the Company's common stock, which will be priced at the time of closing. The acquisitions are expected to close within approximately one year. In addition, the Company agreed to purchase additional 38 GHz licenses, subject to FCC approval, which may be granted with respect to certain license applications currently on file with the FCC.

ISSUANCE OF CONVERTIBLE PREFERRED STOCK (UNAUDITED)

    On February 11, 1997, the Company sold 4 million shares of 6% Series A cumulative convertible preferred stock, par value $1.01, and 1.6 million warrants to purchase common stock of the Company, par

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

NOTE 19--SUBSEQUENT EVENTS TO DECEMBER 31, 1996 (CONTINUED)

value $1.01, for gross proceeds of $100 million. The preferred stock earns a 6% annual dividend, payable quarterly in kind, and matures on February 11, 2002.

    Two million shares of the preferred stock are convertible beginning on August 11, 1997, at $25 per share or, if the average closing sale price of the Company's common stock for the preceding twenty trading days is less than $25, such average closing sale price, while the remainder becomes convertible on February 11, 1998, at $25 per share or, if the average closing sale price of the Company's common stock for the preceding twenty trading days is less than $25, such average closing sale price. On February 11, 2002, any preferred stock still outstanding will be automatically converted into shares of the Company's common stock, unless the Company elects to pay, in lieu of conversion, the equivalent value in cash.

    The warrants are exerciseable at $25 per share, and expire on February 11, 2002. The Company has the right to call the warrants after February 11, 2001, if the Company's common stock price has exceeded $40 on each of the previous twenty trading days.

DEBT PLACEMENT (UNAUDITED)

    On March 18, 1997, the Company and a wholly owned subsidiary of the Company issued an aggregate of $300 million of notes in an institutional private placement (the 1997 Debt Placement). In addition, the Company obtained a commitment for an additional $150 million facility which may be drawn by the Company beginning March 31, 1999, subject to certain operating and financial criteria.

    The 1997 Debt Placement consisted of (i) $100 million of the Company's 14.5% Senior Deferred Interest Notes due 2005 (the "New Senior Notes"), ranking PARI PASSU with the Company's Senior Discount Notes due 2005, and (ii) $200 million of 12.5% Guaranteed Senior Secured Notes (the "Senior Secured Notes") which were issued by a wholly owned subsidiary and are unconditionally guaranteed by the Company. Interest on the New Senior Notes will accrue and compound semiannually through October 15, 2000, but will not be payable in cash. Interest will be payable on the New Senior Notes each April 15 and October 15 commencing April 15, 2001, through final maturity in 2005. Interest on the Senior Secured Notes is payable semiannually through maturity.

    Under the terms of the 1997 Debt Placement, the Company is obligated to consummate an exchange offer with respect to the New Senior Notes and the Senior Secured Notes whereby these notes will be exchanged for new notes (the "New Notes") which will be identical in every respect to the original New Senior Notes and Senior Secured Notes except that the New Notes will be registered under the Securities Act of 1933. The terms of the 1997 Debt Placement also place certain restrictions on the ability of the Company to pay dividends or make other restricted payments, incur additional indebtedness, issue guarantees, sell assets, or enter into certain other specified transactions.

DISCONTINUED OPERATION - WINSTAR GLOBAL PRODUCTS, INC.

    On May 13, 1997, a formal plan of disposal for the Company's consumer products subsidiary, Global Products was approved by the Board of Directors, and it is anticipated that the disposal will be completed within the next 12 months. The Company does not expect to incur a loss on the disposition of Global Products. The disposal of Global Products has been accounted for as a discontinued operation and, accordingly, its net assets have been segregated from continuing operations in the accompanying consolidated balance sheets, and its operating results are segregated and reported as discontinued operations in the accompanying consolidated statements of operations and cash flows. Information relating to the discontinued operations of Global Products is as follows (in thousands of dollars):


                                                              For the Ten
                                        For the Year         Months Ended       For the Year
                                      Ended February 28,     December 31,     Ended December 31,
                                            1995                 1995               1996
                                      ------------------     ------------     ------------------
Operating revenues..................      $10,183               $13,986             $19,429
                                          -------               -------             -------

Cost of services and products.......        7,024                 8,833              13,903
Selling, general & administrative...        2,758                 4,289               5,323
Depreciation and amortization.......          185                   183                 245
                                          -------               -------             -------

Total operating expenses............        9,967                13,305              19,471
                                          -------               -------             -------

Operating income (loss).............          216                   681                 (42)
Interest expense (net)..............         (220)                 (444)               (968)
                                          -------               -------             -------

Net (loss) income...................      $    (4)                $ 237             $(1,010)
                                          -------               -------             -------
                                          -------               -------             -------


    Net assets of the discontinued operations of Global Products at December 31, 1995 and 1996 are composed of the following (in thousands of dollars):

                                         December 31,          December 31,
                                            1995                   1996
                                         ------------          ------------

Assets:
  Accounts Receivable, net..........       $ 2,848                $ 4,499
  Inventories.......................         5,451                  8,606
  Other Assets......................         2,159                  2,143
                                           -------                -------

    Total Assets....................        10,458                 15,248
                                           -------                -------
                                           -------                -------

Liabilities:
  Current Liabilities...............         7,110                  3,102
  Other Liabilities.................            27                  8,332
                                           -------                -------

    Total Liabilities...............         7,137                 11,434
                                           -------                -------

    Net Assets......................       $ 3,321                $ 3,814
                                           -------                -------
                                           -------                -------

                        REPORT OF INDEPENDENT CERTIFIED
                        PUBLIC ACCOUNTANTS ON SCHEDULES

Board of Directors
  WinStar Communications, Inc.

    In connection with our audit of the consolidated financial statements of WinStar Communications, Inc. and Subsidiaries referred to in our report dated January 24, 1997, which is included in this Annual Report on Form 10-K, we have also audited Schedule II for the year ended February 28, 1995, the ten months ended December 31, 1995 and the year ended December 31, 1996.

    In our opinion, this schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be set forth therein.

GRANT THORNTON LLP
New York, New York
January 24, 1997, except for the last paragraph of Note 19 as to which the date is May 13, 1997

                 WINSTAR COMMUNICATIONS, INC. AND SUBSIDIARIES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

               COLUMN A                       COLUMN B            COLUMN C         COLUMN D        COLUMN E
---------------------------------------------------------------------------------------------------------------
                                             BALANCE AT       ADDITIONS CHARGED
                                              BEGINNING         TO COSTS AND                     BALANCE AT END
              DESCRIPTION                     OF PERIOD           EXPENSES        DEDUCTIONS       OF PERIOD
---------------------------------------  -------------------  -----------------  ------------    --------------

Reserves deducted from assets to which
  they apply:

Year ended February 28, 1995
  Allowance for doubtful
    accounts (a).......................      $   343,584        $     827,476    $    430,371(b)  $     740,689
                                                --------      -----------------  ------------    --------------
                                                --------      -----------------  ------------    --------------

Ten months ended December 31, 1995
  Allowance for doubtful
    accounts (a).......................      $   740,689        $     855,119    $    911,453(b)  $     684,355
                                                --------      -----------------  ------------    --------------
                                                --------      -----------------  ------------    --------------

Year ended December 31, 1996
  Allowance for doubtful
    accounts (a).......................      $   684,355        $   1,818,521    $  1,651,364(b)   $    851,512
                                                --------      -----------------  ------------    --------------
                                                --------      -----------------  ------------    --------------

------------------------

(a) Deducted from accounts receivable

(b) Uncollectible accounts receivable charged against allowance